Exhibit 23.1


                         Consent of Independent Auditors


To the Board of Directors
Cybertel Communications Corp.

         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 21, 2003 which appears in the Registrant's form 10-KSB for the year ended December 31, 2002



/s/ Malone & Bailey, PLLC

Houston, Texas


April 11, 2003